UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A

(Rule 14A-101)

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No. __)

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AGERE SYSTEMS INC.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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On December 4, 2006, the following letter was sent to employees of Agere Systems Inc. from Richard Clemmer, President and Chief Executive Officer of Agere Systems Inc.:

December 4, 2006

To the Agere Team,

I have some very exciting news to share with you.  Today, we announced that we will be combining with LSI Logic to create a leading storage, networking and consumer powerhouse.  We’re delighted to be joining forces with LSI, and this combination represents an important strategic step for both companies.

Thanks to your hard work and dedication, we have been successfully executing on our turnaround plan. We have boosted profitability in each of our business segments and enhanced our customer relationships.  As a result, this year we achieved our first full-year of profitability as a public company.  At the same time, we have secured a number of key design wins that are enabling us to work toward achieving the revenue growth called for in Phase 3 of our plan.

Our challenge now was to look beyond Phase 3 to determine the best way to ensure that Agere continues to move forward successfully.  We looked at a number of alternatives and believe that combining forces with LSI will enable us to pursue significant new opportunities while delivering more value to our customers.

LSI is a well-established, highly respected innovator in our industry with a leading presence in the storage and consumer segments.  We share many of the same customers and we have highly complementary operating cultures, values and technologies.

Our resulting size and scale will create significant value for customers, shareholders and employees of both Agere and LSI.  From a competitive standpoint, our collective high-performance solutions, R&D and design capabilities will significantly enhance our ability to offer a broader, more complete array of targeted applications in all of the markets we serve.  The companies operate in more than 20 countries, with a combined workforce of approximately 9,100 employees, including nearly 4,300 engineers.  The companies together own a substantial patent portfolio consisting of more than 10,000 issued and pending U.S. patents.  We expect to complete the transaction in the first calendar quarter of 2007.

The new company will be headquartered in Milpitas, Calif., with a significant presence in Allentown, Pa., and various other locations worldwide.  LSI President and CEO Abhi Talwalkar will serve as chief executive of the new company.  The board of directors will be composed of nine members, with six being designated by LSI and three being designated by Agere.

Although the new leadership team has not been finalized, I, along with the other leaders from both Agere and LSI, am committed to a smooth and effective transition.  We will communicate information about the leadership team as decisions are made.  An effective, rapid integration is critical to the success of the new company. As such, Abhi and I will lead a transition planning team and we will establish an integration team with representatives from both companies to make recommendations on how best to establish the right organizational structure to position the new company to succeed in its mission, strategy and integration objectives.  This team will keep you posted as frequently as possible on that progress.

At 4 p.m. U.S. Eastern Time today, I will host an all-employee town meeting from the LVCC to introduce you to Abhi and discuss the combination further.  I hope you can join us at that time, and an e-mail with full details about the town meeting will be coming your way shortly.

In addition, you can click on http://web.agere.com/mx/NEWS/06NEWS1611/06NEWS1611.htm to read today’s news release.  We also have prepared a preliminary set of Qs&As you can read by clicking on http://web.agere.com/mx/NEWS/06NEWS1610/06NEWS1610.htm and have set up a mailbox (empcom@agere.com) where you can submit your questions.  We will continue to update and add to those questions over the coming months and post them on the MyAgere portal.  I also encourage you to learn more about LSI by visiting its website at http://www.lsi.com.

I would like to stress that as we go forward, it is very important that all of us stay focused on the work at hand.  We must continue to deliver on our commitments to our customers, partners, shareholders and fellow employees.

I am extremely proud of our achievements and I would like to personally thank each of you for the work you’ve done to bring Agere to this next phase in our evolution. Your continued focus and dedication will be critical to the success of the new company.

Sincerely,

Rick Clemmer

ADDITIONAL INFORMATION AND WHERE TO FIND IT

This communication may be deemed to be solicitation material in respect of the proposed transaction between Agere Systems Inc. ("Agere") and LSI Logic Corporation ("LSI").  In connection with the proposed transaction, Agere and LSI intend to file relevant materials with the Securities and Exchange Commission (the "SEC"), including the filing by LSI with the SEC of a Registration Statement on Form S-4 (the "Registration Statement"), which will include a preliminary prospectus and related materials to register the shares of LSI common stock to be issued in the merger, and LSI and Agere plan to file with the SEC and mail to their respective stockholders a Joint Proxy Statement/Prospectus relating to the proposed transaction.  THE REGISTRATION STATEMENT AND THE JOINT PROXY STATEMENT/PROSPECTUS WILL CONTAIN IMPORTANT INFORMATION ABOUT LSI, AGERE, THE TRANSACTION AND RELATED MATTERS. INVESTORS AND SECURITY HOLDERS ARE URGED TO READ THE REGISTRATION STATEMENT AND THE JOINT PROXY STATEMENT/PROSPECTUS CAREFULLY WHEN THEY ARE AVAILABLE.  Investors and security holders will be able to obtain free copies of the Registration Statement and the Joint Proxy Statement/Prospectus and other documents filed with the SEC by LSI and Agere through the website maintained by the SEC at www.sec.gov .  In addition, free copies of the Registration Statement and the Joint Proxy Statement/Prospectus and other documents will also be available when they become available on the Agere website at www.agere.com  and on the LSI website at www.lsi.com .  The Registration Statement, the Joint Proxy Statement/Prospectus and other relevant documents may also be obtained free of charge from Agere by directing such request to Investor Relations, Agere Systems Inc., 1110 American Parkway N.E., Allentown Pennsylvania 18109 and from LSI by directing such request to Investor Relations, LSI Logic Corporation, 1621 Barber Lane, Milpitas, California 95035.  The contents of the websites referenced above are not deemed to be incorporated by reference into the Registration Statement or the Joint Proxy Statement/Prospectus.  Agere, LSI and their respective officers, directors and employees may be deemed to be participants in the solicitation of proxies from their respective stockholders with respect to the proposed transaction. Information regarding the interests of these officers, directors and employees in the proposed transaction will be included in the Joint Proxy Statement/Prospectus.

Cautionary Statement Regarding Forward-Looking Statements

This document contains forward-looking statements within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. These statements are based on management’s current expectations and beliefs and are subject to a number of factors and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements. The forward-looking statements contained in this document include statements about future financial and operating results; benefits of the transaction to customers, shareholders and employees; potential synergies and cost savings resulting from the transaction; the ability of the combined company to drive growth and expand customer and partner relationships and other statements regarding the proposed transaction. These statements are not guarantees of future performance, involve certain risks, uncertainties and assumptions that are difficult to predict, and are based upon assumptions as to future events that may not prove accurate. Therefore, actual outcomes and results may differ materially from what is expressed herein. For example, if LSI and Agere do not each receive required shareholder approval or the parties fail to satisfy other conditions to closing, the transaction will not be consummated. In any forward-looking statement in which LSI or Agere expresses an expectation or belief as to future results, such expectation or belief is expressed in good faith and believed to have a reasonable basis, but there can be no assurance that the statement or expectation or belief will result or be achieved or accomplished. The following factors, among others, could cause actual results to differ materially from those described in the forward-looking statements: failure of the LSI and Agere shareholders to approve the proposed merger; the challenges and costs of closing, integrating, restructuring and achieving anticipated synergies; the ability to retain key employees; and other economic, business, competitive, and/or regulatory factors affecting the businesses of LSI and Agere generally, including those set forth in the filings of LSI and Agere with the Securities and Exchange Commission, especially in the “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” sections of their respective annual reports on Form 10-K and quarterly reports on Form 10-Q, their current reports on Form 8-K and other SEC filings. LSI and Agere are under no obligation to (and expressly disclaim any such obligation to) update or alter their forward-looking statements whether as a result of new information, future events, or otherwise.